Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 23, 2015 relating to the financial statements and financial statement schedule, which appear in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2015.

/s/   PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 7, 2016